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                                                            Exhibit 1.1


                                2,636,100 Shares

                                  SKYWEST, INC.

                                  Common Stock


                             UNDERWRITING AGREEMENT

                                                         St. Petersburg, Florida
                                                                   August , 2000


RAYMOND JAMES & ASSOCIATES, INC.
     As Representative of the Several Underwriters
     c/o Raymond James & Associates, Inc.
     880 Carillon Parkway
     St. Petersburg, Florida 33716

Ladies and Gentlemen:

        SkyWest, Inc., a Utah corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell an aggregate of 2,500,000 authorized and unissued shares (the "Company Firm Shares") of the Company's common stock, no par value, to the several Underwriters named in
Schedule I hereto (the "Underwriters"). Certain stockholders of the Company, named in Schedule II hereto (the "Selling Stockholders"), acting severally and not jointly, propose, subject to the terms and conditions stated herein, to issue and sell an aggregate of 136,100 authorized and outstanding shares (the "Stockholder Firm Shares") of the Company's common stock, no par value, to the Underwriters. The Company Firm Shares and the Stockholder Firm Shares are hereafter collectively referred to as the "Firm Shares." In addition, the Company has agreed to sell to the Underwriters, upon the terms and conditions set forth herein, up to an additional 395,415 authorized and unissued shares of the Company's common stock, no par value (the "Additional Shares"), solely to cover over-allotments by the Underwriters, if any. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares." The Company's common stock, no par value, including the Shares, is hereinafter referred to as the "Common Stock." Raymond James & Associates, Inc. is acting as the representative of the several Underwriters and in such capacity is hereinafter referred to as the "Representative."



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        Each of the Company and each Selling Stockholder wishes to confirm as follows its agreement with you and the other several Underwriters, on whose behalf you are acting, in connection with the several purchases of the Shares from the Company and the Selling Stockholders.

        SECTION 1. REGISTRATION STATEMENT AND PROSPECTUS. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-3 (File No. 333-42508), including a prospectus subject to completion, relating to the Shares. Such registration statement (including all financial schedules and exhibits), as amended at the time when it became effective and as thereafter amended by post-effective amendment, together with any documents incorporated by reference therein and any registration statement filed by the Company pursuant to Rule 462(b) under the Act, is referred to in this Agreement as the "Registration Statement." The term "Prospectus" as used in this Agreement means
(i) the prospectus in the form included in the Registration Statement, or (ii) if the prospectus included in the Registration Statement omits information in reliance upon Rule 430A under the Act and such information is included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act or as part of a post-effective amendment to the Registration Statement after the Registration Statement becomes effective, the prospectus as so filed, or (iii) if the prospectus included in the Registration Statement omits information in reliance upon Rule 430A under the Act and such information is included in a term sheet (as described in Rule 434(c) under the Act) filed with the Commission pursuant to Rule 424(b) under the Act, the prospectus included in the Registration Statement and such term sheet, taken together, in each case together with any documents incorporated by reference therein. The prospectus subject to completion in the form included in the Registration Statement at the time of the initial filing of such Registration Statement with the Commission and as such prospectus is amended from time to time until the date upon which the Registration Statement was declared effective by the Commission, together with any documents incorporated by reference therein, is referred to in this Agreement as the "Prepricing Prospectus."

        SECTION 2.    AGREEMENTS TO SELL AND PURCHASE.

        The Company hereby agrees to sell the Company Firm Shares, and each Selling Stockholder hereby agrees to sell such number of Stockholder Firm Shares as is set forth opposite such Selling Stockholder's name on Schedule II hereto, to the Underwriters and, upon the basis of the representations, warranties and agreements of the Company and the Selling Stockholders herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Stockholders the aggregate number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Firm Shares as adjusted pursuant to Section 10 hereof), at a purchase price of $_________ per Share (the "Purchase Price per Share").

        The Company also agrees to sell to the Underwriters, and upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right for 30 days from



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the date upon which the Registration Statement is declared effective by the
Commission to purchase from the Company up to 395,415 Additional Shares at the Purchase Price per Share for the Firm Shares. The Additional Shares shall, if purchased, be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments as you may determine to avoid fractional shares) which bears the same proportion to the number of Additional Shares to be sold as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Firm Shares as adjusted pursuant to Section 10 hereof) bears to the total number of Firm Shares.

        SECTION 3. TERMS OF PUBLIC OFFERING. The Company has been advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in our judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus.

        SECTION 4. DELIVERY OF THE SHARES AND PAYMENT THEREFOR. Delivery to the Underwriters of the Firm Shares and payment therefor shall be made at the offices of Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida, at 10:00 a.m., St. Petersburg, Florida time, [three] business days after the date hereof (the "Closing Date"). The place of closing for the Firm Shares and the Closing Date may be varied by agreement between you and the Company.

        Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at the offices of Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida, at 10:00 a.m., St. Petersburg, Florida time, on such date or dates (the "Additional Closing Date") (which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than three nor latter than ten business days after the giving of the notice hereinafter referred to), as shall be specified in a written notice from you on behalf of the Underwriters to the Company, of the Underwriters' determination to purchase a number, specified in such notice, of Additional Shares. Such notice may be given to the Company by you at any time within 30 days after the date upon which the Registration Statement is declared effective by the Commission. The place of closing for the Additional Shares and the Additional Closing Date may be varied by agreement between you and the Company.

        Certificates for the Company Firm Shares and for any Additional Shares to be purchased hereunder shall be registered in such names and such denominations as you shall request prior to 1:00 p.m., St. Petersburg, Florida time, on the second full business day preceding the Closing Date or the Additional Closing Date, as the case may be. Such certificates shall be made available to you in St. Petersburg, Florida for inspection and packaging not later than 9:30 a.m., St. Petersburg, Florida time, on the business day immediately preceding the Closing Date or the Additional Closing Date, as the case may be. The certificates evidencing the Firm Shares and any Additional Shares to be purchased hereunder shall be delivered to you on the Closing Date or the Additional Closing Date, as the case may be, against payment of the Purchase Price therefor by wire transfer or certified or official bank check or checks payable in same day funds.



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If the Representative so elects, delivery of the Shares may be made by credit through full fast transfer to the accounts at the Depository Trust Company designated by the Representative.

        The certificates in negotiable form for the Stockholder Firm Shares have been placed in custody (for deliver under this Agreement) under the Custody Agreement (as defined below). Each Selling Stockholder agrees that the certificates for the Shares for such Selling Stockholder so held in custody are subject to the interests of the Underwriters hereunder, that the arrangements made by such Selling Stockholder for such custody, including the Power of Attorney (as defined below) is to that extent irrevocable and that the obligations of such Selling Stockholder hereunder shall not be terminated by the act of such Selling Stockholder or by operation of law, whether by the death or incapacity of such Selling Stockholder or the occurrence of any other event, except as specifically provided herein or in the Custody Agreement. If any Selling Stockholder should die or be incapacitated, or if any other such event should occur, before the delivery of the certificates for the Shares to be sold by such Selling Stockholder hereunder, such Shares, except as specifically provided herein or in the Custody Agreement, shall be delivered by the Custodian (as defined below) in accordance with the terms and conditions of this Agreement as if such death, incapacity or other event had not occurred, regardless of whether the Custodian shall have received notice of such death or other event.

        SECTION 5. AGREEMENTS OF THE COMPANY. The Company agrees with the several Underwriters as follows:

        (a) The Company will advise you promptly and, if requested by you, will confirm such advice in writing (i) when the Registration Statement has become effective (if not effective as of the time and date of this Agreement) and when any post-effective amendment to the Registration Statement or any registration statement filed pursuant to Rule 462(b) under the Act if filed or becomes effective, (ii) if Rule 430A under the Act is employed, when the Prospectus or term sheet (as described in Rule 434(b) under the Act) has been timely filed pursuant to Rule 424(b) under the Act, (iii) of any request by the Commission for amendments or supplements to the Registration Statement, any Prepricing Prospectus or the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation (or threatened initiation) of an proceeding for such purposes, and (v) within the period of time referred to in Section 5(e) below, of any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations, or of any event that comes to the attention of the Company that makes any statement made in the Registration Statement or the Prospectus (as then amended or supplemented) misleading in any material respect or that requires the making of any additions thereto or changes therein in order to make the statements therein not misleading in any material respect, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.



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        (b) The Company will furnish to you, without charge, two signed copies of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits thereto, and will also furnish to you, without charge, such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto as you may reasonably request.

        (c) The Company will not file any amendment to the Registration Statement, file any registration statement pursuant to Rule 462(b) under the Act or make any amendment or supplement to the Prospectus of which you shall not previously have been advised (with a reasonable opportunity to review such amendment or supplement) or to which you have reasonably objected after being so advised, or which is not in compliance with the Act. The Company will prepare and file with the Commission any amendments or supplements to the Registration Statement or Prospectus which, in the opinion of counsel of the several Underwriters may be necessary or advisable in connection with the distribution of the Shares by the Underwriters.

        (d) The Company has delivered or will deliver to you, without charge, in such quantities as you have requested or may hereafter reasonably request, copies of each form of the Prepricing Prospectus. The Company consents to the use, in accordance with the Provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Prepricing Prospectus so furnished by the Company.

        (e) As soon after the execution and delivery of this Agreement as is practicable and thereafter from time to time for such period as in the reasonable opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or a dealer, the Company will deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as they may reasonably request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If during such period of time any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Act or any other law, the Company will promptly prepare and file with the Commission an appropriate supplement or amendment thereto, and will furnish to each Underwriter and to each dealer who has previously requested Prospectuses, without charge, a reasonable number of copies thereof.

        (f) The Company will cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you



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may reasonably designate and will file such consents to service of process in suits, other documents as may be reasonably necessary in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, in any jurisdiction where it is not now so subject. In each jurisdiction in which the Shares shall have been qualified as above provided, the Company will make and file such statements and reports in each year as are or may be required by the laws of such jurisdiction. In the event that the qualification of the Shares in any jurisdiction is suspended, the Company shall so advise you promptly in writing.

        (g) The Company will make generally available to its security holders a consolidated earnings statement, which need not be audited, covering a 12-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act, and will advise you in writing when such statement has been so made available.

        (h) During the period of five years hereafter, the Company will furnish to you (i) as soon as practicable after the end of each fiscal year, (ii) as soon as available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or mailed to stockholders, and (iii) from time to time such other information concerning the Company as you may reasonably request. Until the termination of the offering of the Shares, the Company will timely file all documents, and any amendments to previously filed documents, required to be filed by it pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

        (i) The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder substantially in accordance with the description set forth under "Use of Proceeds" in the Prospectus.

        (j) If Rule 430A under the Act is employed, the Company will timely file the Prospectus or term sheet (as described in Rule 434(b) under the Act) pursuant to Rule 424(b) under the Act.

        (k) The Company will not sell, contract to sell, pledge or otherwise dispose of any Common Stock or rights to purchase Common Stock or securities convertible into or exchangeable for shares of Common Stock until after the date 90 days from the effective date of the Registration Statement, without the prior written consent of Raymond James & Associates, Inc., except to the Underwriters pursuant to this Agreement, and except that the Company may issue Common Stock upon the exercise or conversion of stock options issued and outstanding at the time of effectiveness of the Registration Statement and described in the Registration Statement.

        (l) The Company will not, directly or indirectly, take any action that would constitute or any action designed, or which might reasonably be expected to cause or result in or constitute,



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under the Act or otherwise, stabilization nor manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

        (m) If at any time during the 90-day period after the first date that any of the Shares are released by you for sale to the public, any rumor, publication, or event relating to or affecting the Company shall occur as a result of which in your opinion the market price of the Common Stock (including the Shares) has been or is likely to be materially affected (regardless of whether such rumor, publication, or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from you of advising the Company to the effect set forth above, promptly consult with you concerning the advisability and substance of, and, if appropriate, disseminate, a press release or other public statement responding to or commenting on such rumor, publication, or event.

        (n) The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Shares, or otherwise conduct its business, in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act of 1940, as amended.

        (o) The Company will maintain a transfer agent and, if necessary under the jurisdiction of its incorporation or the rules of the Nasdaq National Market or any national securities exchange on which the Common Stock is then listed, a registrar (which, if permitted by applicable laws and rules, may be the same entity as the transfer agent) for its Common Stock.

        (p) The Company hereby agrees that this Agreement shall be deemed, for all purposes, to have been made and entered into in Pinellas County, Florida. The Company agrees that any dispute hereunder shall be litigated solely in the Circuit Court of the State of Florida in Pinellas County, Florida or in the United States District Court for the Middle district of Florida, Tampa Division, and further agrees to submit itself to the personal jurisdiction of such courts.

        SECTION 6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING STOCKHOLDERS. Each of the Company and the Selling Stockholders, jointly and severally, represents and warrants to each Underwriter on the date hereof, and shall be deemed to represent and warrant to each Underwriter on the Closing Date and the Additional Closing Date, that:

        (a) The Registration Statement has been declared effective by the Commission under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. Each Prepricing Prospectus included as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424(a) under the Act, complied when so filed in all material respects with the provisions of the Act, except that this representation and warranty does not apply to statements in or omissions from such Prepricing Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter through you expressly for use therein.



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        (b) The Commission has not issued any order preventing or suspending the use of any Prepricing Prospectus, and the Prepricing Prospectus included as part of the Registration Statement declared effective by the Commission complies as to form in all material respects with the requirements of the Act. The Company has satisfied all conditions to the use of Form S-3 with respect to the offering of the Shares for sale to the public. The Registration Statement, in the form in which it became effective and also in such form as it may be when any post-effective amendment thereto shall become effective, and any registration statement filed pursuant to Rule 462(b) under the Act, complies and will comply in all material respects with the provisions of the Act and does not and will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from the Registration Statement (or any amendment or supplement thereto) made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter through you expressly for use therein. The Prospectus, and any supplement or amendment thereto, when filed with the Commission under Rule 424(b) under the Act, complies and will comply in all material respects with the provisions of the Act and does not and will not at any such times contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements in or omissions from the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter through you expressly for use therein.

        (c) The capitalization of the Company is as set forth in the Prospectus as of the date set forth therein. All the outstanding shares of Common Stock (including without limitation the Stockholder Firm Shares) and other securities of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; all offers and sales of the capital stock, warrants, options and debt or other securities or the Company and the Subsidiaries prior to the date hereof (including without limitation the Stockholder Firm Shares) were made in compliance with the Act and all other applicable state, federal and foreign laws or regulations, or any actions under the Act or any state, federal or foreign laws or regulations in respect of any such offers or sales are effectively barred by effective waivers or statutes of limitation; the Shares to be issued and sold to the Underwriters by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; the securities of the Company conform to the description thereof in the Registration Statement and the Prospectus (or any amendment or supplement thereto); the form of certificate for the Shares conforms to the corporate law of the State of Utah; and the delivery of certificates for the Shares to be issued and sold by the Company pursuant to the terms of this Agreement and payment for such Shares will pass valid marketable title to such shares, free and clear of any voting trust arrangements, liens, encumbrances, equities, claims or defects in title to the several Underwriters purchasing such Shares in good faith and without notice of any lien, claim or encumbrance.

        (d) The descriptions in the Registration Statement and the Prospectus of statutes,



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legal and governmental proceedings or contracts and other documents are accurate and fairly present the information required to be shown; and there are no statutes or legal or governmental proceedings required to be described in the Registration Statement or the Prospectus that are not described as required and no contracts or documents of a character that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required.

        (e) Each of the Company and its subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has full corporate and other power and authority to own or lease its properties and conduct its business as described in the Prospectus. The Company has full corporate and other power and authority to enter into this Agreement and to perform its obligations hereunder. Each of the Company and its subsidiaries is duly qualified to transact business as a foreign corporation and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to so qualify would not subject them to any material liability or disability.

        (f) The only subsidiary of the Company is SkyWest Airlines, Inc., a Utah corporation. All of the issued shares of capital stock of SkyWest Airlines, Inc. have been duly authorized and validly issued, are fully paid and nonassessable and are owned beneficially by the Company free and clear of all liens, security interests, pledges, charges, encumbrances, defects, shareholders' agreements, voting trusts, equities or claims of any nature whatsoever. Other than the subsidiary set forth in this paragraph, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture, limited liability company or other association other than as disclosed in the Prospectus.

        (g) Except as disclosed in the Prospectus, there are no outstanding (A) securities or obligations of the Company or any of its subsidiaries convertible into or exchangeable for any capital stock of the Company or any such subsidiary, (B) warrants, rights or options to subscribe for or purchase from the Company or any such subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (C) obligations of the Company or any such subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

        (h) Since the date of the most recent audited financial statements included in the Prospectus, neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, including without limitation any such dispute or court or governmental action, order or decree relating to United Airlines and its pilots otherwise than as disclosed in or contemplated by the Prospectus.

        (i) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (A) neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the



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ordinary course of business, that are material to the Company and its subsidiaries, (B) the Company has not purchased any of its outstanding capital stock or declared, paid or otherwise made any dividend or distribution of any kind on its capital stock, (C) there has not been any change in the capital stock, long-term debt or short-term debt of the Company or any of its subsidiaries, and (D) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the financial position, results of operations or business of the Company and its subsidiaries, in each case other than as disclosed in or contemplated by the Prospectus.

        (j) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement (or any such right has been effectively waived) or any securities being registered pursuant to any other registration statement filed by the Company under the Act.

        (k) Neither the Company nor any of its subsidiaries is, or with the giving of notice or passage of time or both would be, in violation of its Articles of Incorporation or Bylaws or in default under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or to which any of their respective properties or assets are subject.

        (l) The issue and sale of the Shares to be issued and sold by the Company and the performance of this Agreement and the consummation of the transactions herein contemplated will not conflict with, or (with or without the giving of notice or the passage of time or both) result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or to which any of their respective properties or assets is subject, nor will such action conflict with or violate any provision of the Articles of Incorporation or Bylaws of the Company or any of its subsidiaries or any statute, rule or regulation or any order, judgment or decree of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets.

        (m) The Company and its subsidiaries have good and marketable title in fee simple to all real property, if any, and good title to all personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Prospectus or such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company or any of its subsidiaries are held under valid, subsisting and enforceable leases, with such exceptions as are disclosed in the Prospectus or are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such subsidiary.



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        (n) No consent, approval, authorization, order or declaration of or from, or registration, qualification or filing with, any court or governmental agency or body is required for the issue and sale of the Shares to be issued and sold by the Company or the consummation of the transactions contemplated by this Agreement, except the registration of the Shares under the Act (which, if the Registration Statement is not effective as of the time of execution hereof, shall be obtained as provided in this Agreement) and such as may be required under state securities or blue sky laws in connection with the offer, sale and distribution of the Shares by the Underwriters.

        (o) Other than as disclosed in the Prospectus, there is no litigation, arbitration, claim, proceeding (formal or informal) or investigation pending or threatened (or any basis therefor) in which the Company or any of its subsidiaries is a party or of which any of their respective properties or assets are the subject which, if determined adversely to the Company or any such subsidiary, would individually or in the aggregate have a material adverse effect on the financial position, results of operations or business of the Company and its subsidiaries. Neither the Company nor any of its subsidiaries is in violation of, or in default with respect to, any statute, rule, regulation, order, judgment or decree, except as described in the Prospectus or such as do not and will not individually or in the aggregate have a material adverse effect on the financial position, results of operations or business of the Company and its subsidiaries, and neither the Company nor any of its subsidiaries is required to take any action in order to avoid any such violation or default.

        (p) Arthur Andersen & Co. LLP, who has certified certain financial statements of the Company and its consolidated subsidiaries for the fiscal years ended March 31, 1998, 1999 and 2000, is and was during the periods covered by their reports incorporated by reference in the Registration Statement and the Prospectus, independent public accountants as required by the Act, the Exchange Act and the respective rules and regulations of the Commission thereunder.

        (q) The consolidated financial statements and schedules (including the related notes) of the Company and its consolidated subsidiaries incorporated by reference in the Registration Statement, the Prospectus or any Preliminary Prospectus were prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved and fairly present the financial position and results of operations of the Company and its subsidiaries, on a consolidated basis, at the dates and for the periods presented. The selected financial and operating data set forth under the caption "Selected Financial and Operating Data" in the Prospectus fairly present, on the basis stated in the Prospectus, the information included therein.

        (r) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws relating to or affecting the enforcement of creditors' rights generally and to general equitable principles and except as the enforceability of rights to indemnity and contribution under this Agreement may be limited under applicable securities laws or the public policy underlying such laws.

        (s) Neither the Company nor any of its officers, directors or affiliates has (A) taken, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (B) since the filing of the Registration Statement (1) sold, bid for, purchased or paid anyone any compensation for soliciting purchases of, the Shares or (2) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company

        (t) The Company has obtained for the benefit of the Company and the Underwriters from each of its directors and executive officers and from Delta Air Lines, Inc. a written agreement that for a period of 90 days from the date of the Prospectus such persons will not, without your prior written consent, offer, pledge, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into, or exercisable or exchangeable for, shares of Common Stock.

        (u) Neither the Company, any of its subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any such subsidiary has, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

        (v) The operations of the Company and its subsidiaries with respect to any real property currently leased or owned or by any means controlled by the Company or any subsidiary (the "Real Property") are in compliance with all federal, state, and local laws, ordinances, rules, and regulations relating to occupational health and safety and the environment (collectively, "Laws"), and the Company and its subsidiaries have all licenses, permits and authorizations necessary to operate under all Laws and are in compliance with all terms and conditions of such licenses, permits and authorizations; neither the Company nor any subsidiary has authorized, conducted or has knowledge of the generation, transportation, storage, use, treatment, disposal or release of any hazardous substance, hazardous waste, hazardous material, hazardous constituent, toxic substance, pollutant, contaminant, petroleum product, natural gas, liquefied gas or synthetic gas defined or regulated under any environmental law on, in or under any Real Property; and there is no pending or threatened claim, litigation or any administrative agency proceeding, nor has the Company or any subsidiary received any written or oral notice from any governmental entity or third party, that: (A) alleges a violation of any Laws by the Company or any subsidiary; (B) alleges the Company or any subsidiary is a liable party under the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq. or any state superfund law; (C) alleges possible contamination of the environment by the Company or any subsidiary; or (D) alleges possible contamination of the Real Property.

        (w) The Company and its subsidiaries own or have the right to use all patents, patent applications, trademarks, trademark applications, tradenames, service marks, copyrights, franchises, trade secrets, proprietary or other confidential information and intangible properties and assets (collectively, "Intangibles") necessary to their respective businesses as presently conducted or as the Prospectus indicates the Company or such subsidiary proposes to conduct; to the best knowledge of the Company, neither the Company nor any subsidiary has infringed or is infringing, and neither the Company nor any subsidiary has received notice of infringement with respect to, asserted Intangibles of others; and, to the best knowledge of the Company, there is no infringement by others of Intangibles of the Company or any of its subsidiaries.

        (x) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a comparable cost, except as disclosed in the Prospectus.

        (y) Each of the Company and its subsidiaries makes and keeps accurate books and records reflecting its assets and maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of the Company's consolidated financial statements in accordance with generally accepted accounting principles and to maintain accountability for the assets of the Company, (C) access to the assets of the Company and each of its subsidiaries is permitted only in accordance with management's authorization, and (D) the recorded accountability for assets of the Company and each of its subsidiaries is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        (z) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distributions on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as disclosed in the Prospectus.

        (aa) The Company and its subsidiaries have filed all foreign, federal, state and local tax returns that are required to be filed by them and have paid all taxes shown as due on such returns as well as all other taxes, assessments and governmental charges that are due and payable; and no deficiency with respect to any such return has been assessed or proposed.

        (bb) SkyWest Airlines, Inc. is a "citizen of the United States" (as defined in Section 40102(a)(15) of Title 49 of the United States Code, as amended) and is an air carrier operating under a certificate of public convenience and necessity issued by the Secretary of Transportation pursuant to
Section 41102 of Title 49, United States Code. There is in force with respect to SkyWest Airlines, Inc. an air carrier operating certificate issued by the Federal Aviation Administration pursuant to 14 C.F.R. Part 119.

        (cc) The Company is not, will not become as a result of the transactions contemplated hereby, and does not intend to conduct its business in a manner that would cause it to become, an

"investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940.

        (dd) The Company and the Subsidiaries are in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of doing Business with Cuba; if the Company or any of its subsidiaries commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported or incorporated by reference in the Prospectus, if any, concerning the business of the Company or any of its subsidiaries with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate in a form acceptable to the Department.

        SECTION 6A. REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS. Each Selling Stockholder, severally and not jointly, represents and warrants to each Underwriter and the Company on the date hereof, and shall be deemed to represent and warrant to each Underwriter and the Company on the Closing Date and the Additional Closing Date, that:

        (a) Such Selling Stockholder has full right, power and authority to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder; and upon delivery of such Shares hereunder and payment of the purchase price as herein contemplated, each of the Underwriters will obtain valid marketable title to the Shares purchased by it from such Selling Stockholder, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest, including any liability for estate or inheritance taxes, or any liability to or claims of any creditor, devisee, legatee or beneficiary of such Selling Stockholder.

        (b) Such Selling Stockholder has duly authorized (if applicable), executed and delivered, in the form heretofore furnished to the Representative, a Power of Attorney (the "Power of Attorney") appointing Jerry C. Atkin and Bradford R. Rich as attorneys-in-fact (collectively, the "Attorneys" and individually, an "Attorney") and a Letter of Transmittal and Custody Agreement (the "Custody Agreement") with Zions First National Bank, N.A., as custodian (the "Custodian"); each of the Power of Attorney and the Custody Agreement constitutes a valid and binding agreement of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms; and each of such Selling Stockholder `s Attorneys, acting alone, is authorized to execute and deliver this Agreement and the certificate referred to in Section 9(i) hereof on behalf of such Selling Stockholder, to determine the purchase price to be paid by the several Underwriters to such Selling Stockholder as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by the Selling Stockholders under this Agreement and to duly endorse (in blank or otherwise) the certificate or certificates representing such Shares or a stock power or powers with respect thereto, to accept payment therefor, and otherwise to act on behalf of such Selling Stockholder in connection with this Agreement. Certificates in negotiable form for all Shares to be sold by such Selling Stockholder under this Agreement, together with a stock power or powers duly endorsed in blank by such Selling Stockholder, have been placed in custody with the Custodian for the purpose of effecting delivery hereunder.

        (c) All authorizations, approvals, consents and orders necessary for the execution and delivery by such Selling Stockholder of the Power of Attorney and the Custody Agreement, the execution and delivery by or on behalf of such Selling Stockholder of this Agreement and the sale and delivery of the Shares to be sold by the Selling Stockholders under this Agreement (other than such authorizations, approvals or consents as may be necessary under state or other securities or Blue Sky laws) have been obtained and are in full force and effect; such Selling Stockholder, if other than a natural person, has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization as the type of entity that it purports to be; and such Selling Stockholder has full right, power, and authority to enter into and perform its obligations under this Agreement and such Power of Attorney and Custody Agreement, and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder under this Agreement.

        (d) Such Selling stockholder will not offer, sell, pledge or otherwise dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or acquire, Common Stock, during the period from August , 2000, to the date 90 days following the effective date of the Registration Statement, inclusive, without the prior written consent of Raymond James & Associates, Inc.

        (e) Certificates in negotiable form for all Shares to be sold by such Selling stockholder under this Agreement, together with a stock power or powers duly endorsed in blank by such Selling Stockholder, have been placed in custody with the Custodian for the purpose of effecting delivery hereunder.

        (f) This Agreement has been duly authorized by such Selling Stockholder that is not a natural person and has been duly executed and delivered by or on behalf of such Selling Stockholder and constitutes the valid and binding agreement of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms; and the performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach of or default under any material bond, debenture, note or other evidence of indebtedness, or any material contract, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or any Selling Stockholder Shares hereunder may be bound or, to the best of such Selling Stockholder's knowledge, result in any violation of any law, order, rule, regulation, writ, injunction or decree of any court or governmental agency or body or, if such Selling Stockholder is other than a natural person, result in any violation of any provisions of the charter, bylaws or other organizational documents of such Selling Stockholder.

        (g) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to, or which might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

        (h) Such Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares.

        (i) All information furnished by or on behalf of such Selling Stockholder relating to such Selling Stockholder and the Shares to be sold by such Selling Stockholders under this Agreement that is contained in the representations and warranties of such Selling Stockholder in such Selling Stockholder's Power of Attorney or set forth in the Registration Statement and the Prospectus is, and on the Closing Date will be, true, correct and complete, and does not, and on the Closing Date will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make such statements not misleading.

        (j) Such Selling Stockholder will review the Prospectus and will comply with all agreements and satisfy all conditions on its part to be complied with or satisfied pursuant to this Agreement on or prior to the Closing Date and will advise one of its Attorneys prior to the Closing Date if any statement to be made on behalf of such Selling Stockholder in the certificate contemplated by
Section 9(i) would be inaccurate if made as of the Closing Date.

        (k) Such Selling Stockholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Shares that are to be sold by the Company or any of the other Selling Stockholders to the Underwriters pursuant to this Agreement; and such Selling Stockholder does not own any capital stock of the Company or warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, rights, warrants, options or other securities from the Company, other than those described in the Registration Statement and the Prospectus.

        SECTION 7. EXPENSES. The Company hereby agree with the several Underwriters that the Company will pay or cause to be paid the costs and expenses associated with the following: (i) the preparation, printing or reproduction, and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Prepricing Prospectus, the Prospectus, each registration statement filed pursuant to Rule 462(b) under the Act, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Prepricing Prospectus, the Prospectus, each registration statement filed pursuant to Rule 462(b) under the Act, and all amendments or supplements to any of them, as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp taxes in connection with the offering of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the listing of the Shares on the Nasdaq National Market; (vi) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 5(f) hereof (including the reasonable fees and expenses of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification); (vii) the filing fees in connection with any filings required to be made with the National Association of Securities Dealers, Inc. in connection with the offering; (viii) the transportation and other expenses incurred by or on behalf of representatives of the Company in connection with the presentations to prospective purchasers of the Shares; (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel

(including local and special counsel) for the Company; (x) the preparation, printing and distribution of bound volumes for the Representative and its counsel; and (xi) the performance by the Company of its other obligations under this Agreement. If the transactions contemplated hereby are not consummated by reason of any failure, refusal or inability on the part of the Company or any Selling Stockholder to perform any agreement on its part to be performed hereunder or to fulfill any condition of the Underwriters' obligations hereunder, the Company will reimburse the several Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel for the several Underwriters) incurred by the Underwriters in investigating, preparing to market or marketing the Shares.

        SECTION 8. INDEMNIFICATION AND CONTRIBUTION. The Company agrees to indemnify and hold harmless you and each other Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any breach of any representation, warranty, agreement or covenant of the Company contained herein or any untrue statement or alleged untrue statement of a material fact contained in any Prepricing Prospectus the Registration Statement, the Prospectus, any amendment or supplement thereto, or in any Registration Statement filed pursuant to Rule 462(b) under the Act, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein no misleading, or arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials used in connection with the marketing of the Shares, including, without limitation, slides, videos, films and tape recordings, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to an Underwriter furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use in connection therewith or arise out of materials prepared solely by the Underwriters without the knowledge of the Company or any of its representatives based upon material information obtained from sources other than, directly or indirectly, the Company or its representatives. This indemnification shall be in addition to any liability that the Company may otherwise have.

        Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless you and each other Underwriter and each person, if any, who controls any underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any breach of any representation, warranty, agreement or covenant of such Selling Stockholder contained herein or any untrue statement or alleged untrue statement of a material fact contained in any Prepricing Prospectus the Registration Statement, the Prospectus, any amendment or supplement thereto, or in any Registration Statement filed pursuant to Rule 462(b) under the Act, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein no misleading, but only with respect to information relating to such Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder through you expressly for use in the Registration Statement, the Prospectus or any

Prepricing Prospectus, any amendment or supplement thereto, or any Registration Statement filed pursuant to Rule 462(b) under the Act. This indemnification shall be in addition to any liability that the Selling Stockholders or any Selling Stockholder may otherwise have.

        If any action or claim shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Company or any Selling Stockholder, such Underwriter or such controlling person shall promptly notify in writing the party(s) against whom indemnification is being sought (the "indemnifying party" or "indemnifying parties"), and such indemnifying party(s) shall assume the defense thereof, including the employment of counsel reasonably acceptable to such Underwriter or such controlling person and payment of all fees and expenses. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the indemnifying party(s) has (have) agreed in writing to pay such fees and expenses, (ii) the indemnifying party(s) has (have) failed to assume the defense and employ counsel reasonably acceptable to the Underwriter or such controlling person, or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the indemnifying party(s), and such Underwriter or such controlling person shall have been advised by its counsel that representation of such indemnified party and any indemnifying party(s) by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party(s) shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person). The indemnifying party(s) shall not be liable for any settlement of any such action effected without its (their) written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, the indemnifying party(s) agrees to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment, but in the case of a judgment only to the extent stated in the immediately preceding paragraph.

        Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and each Selling Stockholder, to the same extent as the foregoing indemnity from the Company and each Selling Stockholder to each Underwriter, but only with respect to information relating to such Underwriter furnished in writing by or on behalf of such underwriter through you expressly for use in the Registration Statement, the Prospectus or any Prepricing Prospectus, any amendment or supplement thereto, or any Registration Statement filed pursuant to Rule 462(b) under the Act. If any action or claim shall be brought or asserted against the Company, any of its directors, any such officers, or any such controlling person or any Selling Stockholder based on the Registration Statement, the Prospectus or any Prepricing Prospectus, any amendment or supplement thereto, or any Registration Statement filed pursuant to Rule 462(b) under the Act, and in respect of which indemnity may besought against any Underwriter pursuant to this paragraph, such Underwriter shall have the rights and duties given to the Company and the Selling Stockholders by the preceding paragraph (except that if the Company or any Selling Stockholder shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and the Company, its directors, any such officers, and any such controlling persons and the Selling Stockholders shall have the rights and duties given to the Underwriters by the immediately preceding paragraph. This indemnification shall be in addition to any liability the Underwriters or any Underwriter may otherwise have.

        If the indemnification provided for in this Section 8 is unavailable to an indemnified party under the first, second or fourth paragraph hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company or the Selling Stockholders, as applicable, on the one hand and the Underwriters on the other hand from the offering of the Shares of (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company or the Selling Stockholders, as applicable, on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company or the Selling Stockholders, as applicable, on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares (before deducting expenses) received by the Company or the Selling Stockholders, as applicable, bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus; provided that, in the event that the Underwriters shall have purchased any Additional Shares hereunder, any determination of the relative benefits received by the Company or the Underwriters from the offering of the Shares shall include the net proceeds (before deducting expenses) received by the Company, and the underwriting discounts and commissions received by the Underwriters, from the sale of such Additional Shares, in each case computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the Prospectus. The relative fault of the Company or the Selling Stockholders, as applicable on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders, as applicable, on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        In any event, neither the Company nor the Selling Stockholder will, without the prior written consent of the Representative, settle or compromise or consent to the entry of any judgment in any proceeding or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Representative or any person who controls the Representative within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of all Underwriters and such controlling persons from all liability arising out of such claim, action, suit or proceeding.

        The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 was determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the fifth paragraph of this Section 8. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in the fifth paragraph of this Section 8 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Section 8 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in Schedule I hereto (or such numbers of Firm Shares increased as set forth in Section 10 hereof) and not joint.

        Notwithstanding the foregoing, the liability of each Selling Stockholder under the representations and warranties contained in Section 6 and Section 6A hereof and under the indemnity agreements contained in the provisions of this
Section 8 shall be limited to an amount equal to the public offering price of the Shares sold by such Selling Stockholder to the Underwriters minus the amount of the underwriting discount paid thereon to the Underwriters by such Selling Stockholder. The Company and such Selling Stockholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

        In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus, any supplement or amendment thereto, or any registration statement filed pursuant to Section 462(b) of the Act, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

        Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company and the Selling Stockholders set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any person controlling the Company, or any Selling Stockholder, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, to the Company, its directors or officers, or any person controlling the Company, or any Selling Stockholder, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

        SECTION 9. CONDITIONS OF UNDERWRITER'S OBLIGATIONS. The several obligations of the Underwriters to purchase the Firm Shares hereunder are subject to the following conditions:

        (a) The Registration Statement shall have become effective not later than 5:00 p.m., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings required by Rules 424(b) and 430A under the Act shall have been timely made; and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representative and complied with to its reasonable satisfaction.

        (b) Subsequent to the effective date of the Registration Statement there shall not have occurred any change, or any development involving, or which might reasonably be expected to involve, a potential future material adverse change, in the condition (financial or other), business, properties, net worth or results of operations of the Company and its subsidiary, taken as a whole, not contemplated by the Prospectus (or any supplement thereto), that in your reasonable opinion, as Representative of the several Underwriters, would materially and adversely affect the market for the Shares.

        (c) You shall have received on the Closing Date (and the Additional Closing Date, if any) an opinion of Parr Waddoups Brown Gee & Loveless, counsel for the Company, dated the Closing Date (and the Additional Closing Date, if any), satisfactory to you and your counsel, to the effect that:

               (i) The Company is a corporation duly incorporated under the laws of the State of Utah, and validly existing in good standing, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto), and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operation of the Company and the Subsidiaries, taken as a whole.

               (ii) Each subsidiary of the Company is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its organization, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto), and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operation of the Company and its subsidiaries, taken as a whole. All issued and outstanding shares of capital stock of each subsidiary have been validly issued and are fully paid and nonassessable and free and clear of all liens, encumbrances, equities and claims. To such counsel's knowledge, the Company does not own or control, directly or indirectly, any corporation, association or other entity other than SkyWest Airlines, Inc.;

               (iii) The authorized capital stock and other securities of the Company conform in all material respects as to legal matters to the description thereof contained in the Prospectus under the caption "Description of Capital Stock."

               (iv) All shares of capital stock or other securities of the Company outstanding prior to the issuance of the Shares to be issued and sold by the Company hereunder have been duly authorized and validly issued, are fully paid and nonassessable and have not been issued in violation of any co-sale right, registration right, right of first refusal, preemptive right, or other similar right.

               (v) All offers and sales of the Company's capital stock or other securities prior to the date hereof were made in compliance with the registration provisions of the Act and the registration provisions of all other applicable state and federal laws or regulations or any actions under the Act, or any state or federal laws or regulations in respect of any such offers or sales are effectively barred by effective waivers or statutes of limitation.

               (vi) The Shares to be issued and sold to the Underwriters by the Company, and the Shares to be sold by the Selling Stockholders, hereunder have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free and clear of all liens, encumbrances, equities and claims and will not have been issued in violation of any co-sale right, registration right, right of first refusal, preemptive right, or other similar right.

               (vii) The form of certificates for the Shares conforms to the requirements of the applicable corporate laws of the State of Utah.

               (viii) The Registration Statement has become effective under the Act and, to the knowledge of such counsel after reasonable inquiry, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or threatened by the Commission.

               (ix) The Company has all requisite corporate power and authority to enter into this Agreement and to issue, sell and deliver the Shares to be sold by it to the

        Underwriters as provided herein, and this Agreement has been duly authorized, executed and delivered by the Company and is a valid, legal and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability thereof may be limited by (A) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors' rights generally, and (B) equitable principles being applied at the discretion of a court before which any proceeding may be brought; and the Company has adequate authorization and has taken all action necessary to authorize the indemnification provisions contained in Section 8 herein, provided, however that such counsel may specifically refrain from opining as to the validity of the indemnification provisions hereof insofar as they are or may be held to be violative of public policy (under either state or federal law) against such types of provisions in the context of the offer, offer for sale, or sale of securities.

               (x) Neither the Company nor any subsidiary is in violation of its respective articles of incorporation or bylaws or other charter documents, and to the knowledge of such counsel after reasonable inquiry, neither the Company nor any subsidiary is in default in the performance of any material obligation, agreement or condition contained in any bond, indenture, note or other evidence of indebtedness or in any other agreement material to the Company and its subsidiaries, taken as a whole.

               (xi) Neither the offer, sale or delivery of the Shares, the execution, delivery or performance of this Agreement, compliance by the Company with all provisions hereof nor consummation by the Company of the transactions contemplated hereby conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, articles of incorporation or bylaws or other charter documents, of the Company or any subsidiary, or any agreement, indenture, lease or other instrument to which the Company or any subsidiary, or any of their respective properties, is bound, that is or was required to be filed by the Company with the Commission, or is known to such counsel after reasonable inquiry, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary, nor will any such action result in any violation of any existing law, regulation, ruling (assuming compliance with all applicable state securities and Blue Sky laws), judgment, injunction, order or decree known to such counsel after reasonable inquiry, applicable to the Company or any subsidiary, or any of their respective properties.

               (xii) No consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official is required on the part of the Company (except such as have been obtained under the Act or such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Shares) for the valid issuance and sale of the Shares to the Underwriters under this Agreement.

               (xiii) The Registration Statement and the Prospectus and any supplements or amendments thereto (except for the financial statements and the notes thereto and the schedules and other financial and statistical data included or incorporated by reference therein, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Act, and the conditions to the use of Form S-3 have been satisfied by the Company.

               (xiv) To the knowledge of such counsel after reasonable inquiry,
        (A) there are no legal or governmental proceedings pending or threatened against the Company or any subsidiary, or to which the Company or any subsidiary, or any of their respective properties, are subject, that are required to be described in the Registration Statement or Prospectus (or any amendment or supplement thereto) or any document incorporated by reference therein that are not described as required therein, and (B) there are no agreements, contracts, indentures, leases or other instruments, that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or any document incorporated by reference therein or to be filed as an exhibit to the Registration Statement or incorporated by reference therein that are not described or filed as required, as the case may be.

               (xv) To the knowledge of such counsel after reasonable inquiry, neither the Company nor any subsidiary is in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any subsidiary or of any decree of any court or governmental agency or body having jurisdiction over the Company or any subsidiary except where such violation does not and will not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operation of the Company and its subsidiaries, taken as a whole.

               (xvi) To the knowledge of such counsel after reasonable inquiry, the Company and the Subsidiaries have such permits, licenses, franchises, approvals, consents and authorizations of governmental or regulatory authorities ("permits"), as are necessary to own their respective properties and to conduct their respective businesses in the manner described in the Registration Statement and the Prospectus (or any amendment or supplement thereto), subject to such qualifications as may be set forth therein; the Company and the Subsidiaries have fulfilled and performed all of their respective material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Registration Statement and the Prospectus (or any amendment or supplement thereto); and except as described in the Registration Statement and the Prospectus (or any amendment or supplement thereto), such permits contain no restrictions that are materially burdensome to the Company and the Subsidiaries, taken as a whole.

               (xvii) The property described in the Registration Statement and the Prospectus (or any amendment or supplement thereto) as held under lease by the Company or any of its subsidiaries is held under valid, subsisting and enforceable leases, with only such exceptions as in the aggregate are not material and do not interfere in any material respect with the conduct of the business of the Company and the Subsidiaries, taken as a whole.

               (xviii) Such counsel has reviewed all agreements, contracts, indentures, leases or other documents or instruments referred to in the Registration Statement and the Prospectus (or any amendment or supplement thereto) (other than routine contracts entered into by the Company or any of its subsidiaries for the purchase of materials or the sale of products, entered into in the normal course of business) and such agreements, contracts, indentures, leases or other documents or instruments are fairly summarized or disclosed therein, and filed as exhibits thereto or incorporated by reference therein as required, and such counsel does not know, after reasonable inquiry, of any agreements, contracts, indentures, leases or other documents or instruments required to be so summarized or disclosed or filed which have not been so summarized or disclosed or filed.

               (xix) The statements in the Registration Statement and the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, are accurate summaries and fairly and correctly summarize and present in all material respects the information called for with respect to such documents and matters. Such counsel has no reason to believe that the descriptions in the Registration Statement and the Prospectus (or any amendment or supplement thereto) of statutes, regulations or legal or governmental proceedings are other than accurate or fail to present fairly the information required to be shown.

               (xx) Neither the Company nor any subsidiary is, nor will any of them become, as a result of the consummation of the transactions contemplated hereby and the application of the net proceeds therefrom as set forth in the Registration Statement and the Prospectus (or any amendment or supplement thereto) under the caption "Use of Proceeds," an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

               (xxi) Each Selling Stockholder that is not a natural person has full right, power and authority to enter into and to perform its obligations under the Power of Attorney and Custody Agreement to be executed and delivered by it in connection with the transactions contemplated herein; the Power of Attorney and Custody Agreement of each Selling Stockholder that is not a natural person has been duly authorized by such Selling Stockholder has been duly executed and delivered by or on behalf of such Selling Stockholder; and the Power of Attorney and Custody Agreement of each Selling Stockholder constitutes the valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles;

               (xxii) Each of the Selling Stockholders has full right, power and authority to enter into and to perform its obligations under this Agreement and to sell, transfer, assign and deliver the Shares to be sold by such Selling Stockholder hereunder;

               (xxiii) This Agreement has been duly authorized by each Selling Stockholder that is not a natural person and has been duly executed and delivered by or on behalf of each Selling Stockholder and, assuming due authorization, execution and delivery by you, is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except insofar as the indemnification and contribution provisions hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles;

               (xxiv) Upon the delivery of and payment for the Shares as contemplated in this Agreement, each of the Underwriters will receive valid marketable title to the Shares purchased by it from such Selling Stockholder, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest. In rendering such opinion, such counsel may assume that the Underwriters are without notice of any defect in the title of any of such Selling Stockholders to the Shares being purchased from such Selling Stockholders;

        In rendering such opinion, counsel may rely upon an opinion or opinions, each dated the Closing Date (and the Additional Closing Date, if applicable), of other counsel as to the laws of a jurisdiction other than the State of Utah, provided that (1) each such local counsel is acceptable to you, (2) each such opinion so relied upon is addressed to counsel and you, (3) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to you and is in form and substance satisfactory to you, and (4) counsel shall state in their opinion that they believe that they and you are justified in relying thereon. In rendering such opinion, local counsel may rely, to the extent they deem such reliance proper, as to matters of fact upon certificates of officers of the Company and of government officials. Copies of all such certificates shall be furnished to you and your counsel on the Closing Date (and the Additional Closing Date, if applicable).

        In rendering such opinion, in each case where such opinion is qualified by "the knowledge of such counsel after reasonable inquiry," such counsel may rely as to matters of fact upon certificates of executive and other officers and employees of the Company as you and such counsel shall deem are appropriate and such other procedures as you and such counsel shall mutually agree; provided, however, in each such case, such counsel shall state that it has no knowledge contrary to the information contained in such certificates or developed by such procedures and knows of no reason why you should not reasonably rely upon the information contained in such certificates or developed by such procedures.

        In addition to the opinion set forth above, such counsel shall state that during the course of the preparation of the Registration Statement and the Prospectus, and any amendments or supplements thereto, nothing has come to the attention of such counsel which has caused it to believe that the Registration Statement, as of the time it became effective under the Act, the Prospectus or any amendment or supplement thereto, on the date it was filed pursuant to Rule 424(b), as of the respective dates when such documents were filed with the Commission, and the Registration Statement and the Prospectus, or any amendment or supplement thereto, as of the Closing Date (except for the financial statements and other financial and statistical information contained therein or omitted therefrom as to which no opinion need be expressed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statement therein not misleading. With respect to such statement, counsel shall state that although such counsel did not undertake to determine independently the accuracy, completeness and fairness of the statements contained in the Registration Statement or in the Prospectus and takes no responsibility therefor (except to the extent specifically set forth herein), such counsel did participate in discussions and meetings with officers and other representatives of the Company and discussions with the auditor for the Company in connection with the preparation of the Registration Statement and the Prospectus, and it is on the basis of the foregoing (relying as to certain factual matters on the information provided to such counsel and not on an independent investigation) that such counsel is making such statement.

        (d) You shall have received on the Closing Date (and the Additional Closing Date, if nay) an opinion of King & Spalding, counsel for the Underwriters, dated the Closing Date (and the Additional Closing Date, if any), with respect to the issuance and sale of the Firm Shares, the Registration Statement and other related matters as you may reasonably request, and the Company and its counsel shall have furnished to your counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

        (e) You shall have received letters addressed to you and dated the date hereof and the Closing Date (and the Additional Closing Date, if any) from Arthur Andersen & Co. LLP, independent certified public accountants, substantially in the forms heretofore approved by you.

        (f) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission at or prior to the Closing Date; (ii) there shall not have been any change in the capital stock or other securities of the Company nor any material increase in the short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Prospectus (or any amendment or supplement thereto); (iii) there shall not have been since the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and Prospectus (or any amendment or supplement thereto), any material adverse change (present or potential future) in the condition (financial or other), business properties, net worth or results of operations of the Company and the Subsidiaries shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business) that are material to the Company and its subsidiaries, taken as a whole, other than those reflected in the Registration Statement or the Prospectus (or any amendment or supplement thereto); and (v) all of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you) to the effect set forth in this Section 9(f) and in
Section 9(g) hereof.

        (g) The Company shall not have failed in any material respect at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

        (h) You shall be satisfied that, and you shall have received a certificate dated the Closing Date, from the Attorneys for each Selling Stockholder to the effect that, as of the Closing Date, they have not been informed that: (i) the representations and warranties made by such Selling Stockholder herein are not true or correct in any material respect on the Closing Date; or (ii) such Selling Stockholder has not complied with any obligation or satisfied any condition which is required to be performed or satisfied on his or its part at or prior to the Closing Date.

        (i) The Company and the Selling Stockholders shall have furnished or caused to have been furnished to you such further certificates and documents as you shall be reasonably requested.

        (j) At or prior to the Closing Date, you shall have received the written agreement of each of the Company's directors and executive officers not to offer, sell or otherwise dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or acquire, Common Stock, during the period from August , 2000 to the date 90 days following the effective date of the Registration Statement, inclusive, without the prior written consent of Raymond James & Associates, Inc., which commitments shall be in full force and effect as of the Closing Date (and the Additional Closing Date, if any).

        All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

        The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction on and as of the Additional Closing Date of the conditions set forth in this Section 9, except that, if the Additional Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in paragraphs (c) through (i) shall be dated in the Additional Closing Date and the opinions and letters referred to in paragraphs (c) through (i) shall be revised to reflect the sale of Additional Shares.

        SECTION 10. EFFECTIVE DATE OF AGREEMENT. This Agreement shall become effective upon the later of (a) the execution and delivery hereof by the parties hereto, or (b) release of notification of the effectiveness of the Registration Statement by the Commission.

        If any one or more of the Underwriters shall fail or refuse to purchase Firm Shares which it or they have agreed to purchase hereunder, and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Firm Shares, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in the

Agreement Among Underwriters, to purchase the Firm Shares which such defaulting Underwriter or Underwriters agreed, but failed or refused to purchase. If any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made with 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company or any Selling Stockholder. In any such case that does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven (7) days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement.

        SECTION 11. TERMINATION OF AGREEMENT. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Company, by notice to the Company, if prior to the Closing Date or the Additional Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be, (i) trading in securities generally on the New York Stock Exchange, American Stock Exchange or The Nasdaq Stock Market shall have been suspended or materially limited, (ii) trading of any securities of the Company, including the Shares, on the New York Stock Exchange, American Stock Exchange or The Nasdaq Stock Market shall have been suspended or materially limited, whether as the result of a stop order by the Commission or otherwise, (iii) a general moratorium on commercial banking activities in New York or Florida shall have been declared by either federal or state authorities, (iv) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions or other material event the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (v) the Company or any subsidiary shall have, in the sole judgment of the Representative, sustained any loss or interference, material to the Company and its subsidiaries, taken as a whole, with their respective businesses or properties from fire, flood, hurricane, accident, or other calamity, whether or not covered by insurance, or from any labor disputes or any legal or governmental proceeding, or there shall have been any material adverse change (including, without limitation, a material change in management or control of the Company) in the condition (financial or otherwise), business prospects, net worth, or results of operations of the Company and its subsidiaries, taken as a whole, except in each case as described in, or contemplated by, the Prospectus (excluding any amendment or supplement thereto). Notice of such cancellation shall be promptly given to the Company and its counsel by telegraph, telecopy or telephone and shall be subsequently confirmed by letter.

        All representations, warranties, covenants and agreements of the Company and the Selling Stockholders herein or in certificates delivered pursuant hereto, and the indemnity and contribution agreements contained in Section 8 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person, or by or on behalf of the Company or any Selling Stockholder, or any of their officers, directors or controlling persons, and shall survive the delivery of the Shares to the several Underwriters hereunder or the termination of this Agreement.

        SECTION 12. INFORMATION FURNISHED BY THE UNDERWRITERS. The statements set forth under the caption "Underwriting" in any Prepricing Prospectus and in the Prospectus, constitute all the information furnished by or on behalf of the Underwriters through you or on your behalf as such information is referred to in Sections 6 and 8 hereof.

        SECTION 13. NOTICES; SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be delivered (i) if to the Company, at the office of the Company at 444 South River Road, St. George, Utah 84790,
Attention: Jerry C. Atkin, Chief Executive Officer (with a copy to Parr Waddoups Brown Gee & Loveless, 185 South State Street, Suite 1300, Salt Lake City, Utah 84111, Attention: Brian G. Lloyd); or (ii) if to you, as the Underwriters, to Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716, Attention: Thomas W. Mullins (with a copy to King & Spalding, 191 Peachtree Street, Atlanta, Georgia 30303, Attention: John J. Kelley III); or
(iii) if to one or more of the Selling Stockholders, to Jerry C. Atkin, as Attorney-in-Fact for the Selling Stockholders, at 444 South River Road, St. George, Utah 84790.

        This Agreement has been and is made solely for the benefit of the several Underwriters, the Company, its directors and officers and the other controlling persons referred to in Section 8 hereof, and the Selling Stockholders, and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither of the terms "successor" and "successors and assigns" as used in this Agreement shall include a purchaser from you of any of the Shares in his status as such purchaser.

        SECTION 14. APPLICABLE LAW; COUNTERPARTS. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without reference to choice of law principles thereunder. This Agreement may be signed in various counterparts which together shall constitute one and the same instrument. This Agreement shall be effective when, but only when, at least one counterpart hereof shall have been executed on behalf of each party hereto.

        If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us.

                                            Very truly yours,

                                            SKYWEST, INC.

                                            By:_________________________________

                                            Name:_______________________________

                                            Title:______________________________


                                            SELLING STOCKHOLDERS


                                            By:_________________________________
                                                   Attorney-in-Fact for the
                                                   Selling Stockholders
                                                   named in Schedule II hereto


CONFIRMED as of the date first
above mentioned, on behalf of
itself and the other several
Underwriters named in Schedule I
hereto.

RAYMOND JAMES & ASSOCIATES, INC.


By:__________________________________
        Authorized Representative

                                   SCHEDULE I

                                  UNDERWRITERS


                                                                    Number of
Name                                                                Firm Shares
----                                                                -----------
Raymond James & Associates Inc.



Total

                                   SCHEDULE II

                              SELLING STOCKHOLDERS


                                                                    Number of
Name                                                                Firm Shares
----                                                                -----------





TOTAL
                                                                    ===========